Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-124124 and 333-135672) of FedFirst Financial Corporation of our report dated March 9, 2010, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC
Pittsburgh, Pennsylvania March 12, 2010